UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 4, 2005

GigaBeam Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-50985	20-0607757
(Commission File Number)	(IRS Employer Identification No.)

470 Springpark Place, Suite 900, Herndon, VA	20170
(Address of Principal Executive Offices)	(Zip Code)

(571) 283-6200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 3.02. Unregistered Sales of Equity Securities

On November 7, 2005, GigaBeam Corporation (the “Company”) sold an aggregate of 18,900 shares (the “Shares”) of its Series B Convertible Preferred Stock (the “Series B Preferred Stock”) with a stated value of $1,000 per share and 1,302,191 common stock purchase warrants (the “Warrants”), each Warrant to purchase one share of common stock, par value $0.001 per share (the “Common Stock”) of the Company, over a five-year period, at an initial exercise price of $7.9827 per share (subject to adjustment), to institutional accredited investors for aggregate gross proceeds of $18.9 million (the “Financing”). The Company intends to use the net proceeds from the Financing for working capital and general corporate purposes.

Each share of Series B Preferred Stock is convertible at any time at the option of the holder into a number of shares (the “Conversion Shares”) of common stock equal to the stated value divided by the conversion price (initially $7.6199 per share, subject to adjustment). The Series B Preferred Stock has a liquidation preference of $1,000 per Share. The Series B Preferred Stock will bear dividends at the initial rate of 8% of the liquidation preference per share per annum until the third anniversary of the first issuance of Shares (the “Original Issue Date”), 11% from the third anniversary of the Original Issue Date until the fourth anniversary of the Original Issue Date and 14% thereafter, which shall accrue from the date of issuance, and shall be payable quarterly. The Company may redeem the Series B Preferred Stock in whole or in part at any time after three years following the Original Issue Date, and, at any time in connection with a fundamental transaction (as defined in the Certificate of Designation) resulting in a change of control in which the Common Stock does not survive the closing of such transaction, in each case, subject to certain conditions and limitations, at the applicable redemption price. In connection with the Financing, the Company agreed to file a registration statement with the SEC covering the resale of the shares of Common Stock issuable upon conversion of the Shares and otherwise issuable under the Certificate of Designation and the shares of Common Stock issuable upon exercise of the Warrants. The Company paid an agent fee to an agent (the “Agent”) and issued to an Agent warrants to purchase Common Stock (the “Agent Warrant”). The Shares, the Warrants and the Agent Warrant (the “Financing Securities”) were issued in the Financing without registration under the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemptions from registration provided under Section 4(2) of the Act and Regulation D promulgated thereunder.

ITEM 5.03 Amendment to Certificate of Incorporation

On November 4, 2005, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware designating 20,000 shares of Series B Convertible Preferred Stock.

ITEM 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of the Series B Convertible Preferred Stock of GigaBeam Corporation (the “Company”).

4.1	Form of Registration Rights Agreement dated November 7, 2005 by and among the Company and each of the Purchasers signatory thereto.

10.1	Form of Purchase Agreement dated November 7, 2005 by and among the Company and the Purchasers identified on the signature pages thereof.

10.2	Form of Common Stock Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GigaBeam Corporation
(Registrant)

Date: November 7, 2005	By:	/s/ Louis Slaughter
Louis Slaughter
Chairman of the Board and Chief Executive Officer